Exhibit 10.14

Purchase and Sale Contract

Contract No.:

Party A: Shanghai Juhao Information Technology Co., Ltd. (hereinafter referred to as Party A)

Add: 2nd Floor, No. 285 Jiangpu Road Yangpu District, Shanghai

Legal Person: Mr Zhiwei Xu

Party B: Karlie Cosmetics Manufacturing Co., Ltd (hereinafter referred to as Party B)

Address: beside Taojing Road, Xinzhuang section, 227 provincial road, Changshu City

Legal Person: Xiaoping Xu

According to the Contract Law of the People's Republic of China, through friendly negotiation, Party A and Party B sign this contract to be bound for parties. Party A purchases the products produced by Party B under the contract for sale. Both parties reach the following agreement:

Code	Product Name	Specification	Price	Lead Time
The details are subject to the specific order

Remark

1、Each batch is attached with the delivery list and factory inspection report.

2、Packing specifications should be unified (except for fractional boxes).

3、The supply price includes transportation cost, raw material cost, packaging cost and 13% tax invoice.

4、Minimum order quantity.

First、Payment method and delivery place

1、Terms of payment: 30 days after delivery

2、Party B shall handle the inventory of Party A caused by recalls for quality problems, unsalable or expired products, and such cost shall be borne by Party B.

3、Party B shall complete the processing of such products within one month after receiving the notice from Party A. 1% of the total value of the products will be charged for the overdue inventory every month. The longest time for the inventory of such product at Party A's warehouse is three months. If Party B fails to handle it within such time limit, it will be deemed as abandoned. Party A can handle it by itself without paying any fee to Party B.

4、Production cycle: each batch is subject to the Purchase Order, to be delivered sithin 30 days from the date of receiving Party A's purchase order. The delivery time first batch of orders will increase due to the overall production cycle for the design, sampling, confirmation and other factors. The specific purchase and delivery cycle shall be determined by both parties through negotiation.

5、Delivery place: warehouse designated by Party A.

Second、Delivery period: Party A shall issue a purchase order to Party B 30 days before the scheduled delivery date. This contract only has general performance clauses and each batch of orders shall be subject to the actual Purchase Order. Party B shall confirm and reply within 3 days after receiving the order. If not, it shall be deemed that the order is confirmed to be effective. The finished products shall be delivered to Party A's warehouse by Party B, and the freight shall be borne by Party B.

Three、Acceptance and quality agreement

1、After the contract is confirmed, Party B shall provide the products under the contract for third-party inspection (Chinese Center for Disease Control and Prevention or China Products Quality Inspection Supervision Center). The inspection report shall be provided in Chinese, and the report shall be provided to Party A for filing.

2、Party B shall carry out the production according to the product processing quality standards. After the products arrive at Party A, Party A shall carry out the inspection according to the product inspection standards and the third party inspection report. If the products fail to pass the inspection, Party B shall unconditionally accept all the returned products and compensate Party A for the loss caused by the shortage of goods. The compensation amount shall not exceed 20% of the contract amount, if Party B has any disagreement for the result, it can ask a third party to carry out the test.

3、Party B shall carry out rectification according to the rectification opinions put forward by Party A's quality center. If the rectification requirements are not met, Party A has the right to terminate the cooperation.

4、In the after sales process, if the consumer or the national quality inspection department complains about the product quality problems under the contract, the product safety problems in the production process, the quality standard failing to meet certain requirements, the production process does not conform to the National Product Safety Law and other reasons caused by Party B, after verification, Party B shall compensate according to the national requirements, and the maximum compensation amount that Party B shall be responsible shall not exceed 10 times of the total contract amount. Also, Party B shall be responsible for all disputes arising from other quality issues.

5、If Party A finds that the quality of the goods is not in conformity with the provisions or the agreement during the acceptance inspection, it shall, while keeping the goods properly, put forward a written objection to Party B within 15 working days after receiving the goods, and Party B shall reply to deal with it within 3 working days.

6. The risk of damage and loss of products during delivery shall be borne by Party B.

7、Party B shall provide true and accurate information about the subject matter of this contract, product samples, and ensure that Party A will not be complained by others for the sale of the subject products. In case of any loss to Party A caused by false information provided by Party B due to its intentional or negligent actions, Party A has the right to unilaterally terminate the contract and require Party B to bear the losses caused to Party A.

8、Party B shall be responsible for any administrative risks arising from the sales of the products in the contract and the product layout information not modified and confirmed by Party A.

Four、Party A and Party B have made the following agreements on relevant intellectual property matters:

1、For the production and processing of products entrusted by Party A to Party B, the models, drawings, technology, processing information, technical ownership and intellectual property rights provided by Party A belong to Party A, and Party B shall keep it confidential.

2、Without the written consent of Party A, Party B shall not plagiarize, modify or copy, keep technical data, develop similar products by using Party A's technology, and shall not use it in subsequent work or make available for the third party or use it in any manner.

3、Party B guarantees that it will not infringe the rights of any third party (including but not limited to intellectual property rights) in the process of performing this contract. Once any infringement occurs, Party B shall bear all responsibilities. In case of violation of the above agreement, Party B shall be liable for all losses suffered by Party A.

Five、Liability for breach of contract

1、Both Party A and Party B shall, during the validity period of this contract and after the termination of this contract, keep confidential the relevant technology, sales plan, price, discount, payment and other contents related to the products agreed in this contract, and shall not disclose them to any other party. In case of any loss caused to the other party due to the leakage caused by one party, such party shall be responsible for economic compensation and bear legal liability;

2、If Party B has the following facts, Party A may claim compensation from Party B:

2.1 When Party B fails to deliver the goods (beyond the agreed delivery time) or refuses to deliver the goods without force majeure or Party A's payment is not in place;

2.2 Without the consent of Party A, the production shall not be entrusted to a third party to process or sell the products of Party A's brand entrusted by Party A;

2.3 If the processed products are complained by customers or enforced by relevant state authorities, and after the verification by both parties that it is caused by Party B's reason (quality problem), Party B shall be responsible for the direct economic loss caused thereby; and if it is due to Party A’s reasons, Party B may be exempted from liability, but shall assist Party A to deal with it together;

3、Party B shall not sell Party A's brand products, nor shall Party B license any third party to produce and sell Party A's brand products by means of cooperation, partnership, investment, etc. From the date of signing the contract, only Party A is allowed to sell Party A's brand products. If Party B violates the contract, Party A has the right to terminate this contract and Party B shall compensate Party A with no less than 5 million RMB;

4、Other specific responsibilities shall be determined in accordance with the relevant provisions of the Contract Law of the People's Republic of China.

5、All disputes between Party A and Party B arising out of or in connection with this contract shall be settled through negotiation in an effective manner in accordance with the principle of friendly negotiation. If the negotiation fails, either party has the right to bring a lawsuit to the people's court where Party A is located. All reasonable expenses for realizing the creditor's rights, such as lawyer's fees and travel expenses, shall be borne by the losing party.

Six、Miscellaneous

This contract is made in triplicate, with Party A holding two copies and Party B holding one copy. The contract shall be valid from January 1, 2020 to December 31, 2020, and shall take effect from the date of signature and seal by both parties, term of validity is one year.

Party A: Shanghai Juhao Information Technology Co., Ltd.	Party B: Karlie Cosmetics Manufacturing Co., Ltd

Seal	Seal

Signature	Signature

Date:	Date

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